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                                                                    EXHIBIT 10.1

                            GLOBALSANTAFE CORPORATION

                          NOTICE OF STOCK OPTION GRANT
                  AND SPECIFICATION OF THE TERMS AND CONDITIONS
                                       OF
                  NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTED TO

                                [NAME OF GRANTEE]

       (Under the GlobalSantaFe Corporation 2001 Long-Term Incentive Plan)

         GLOBALSANTAFE CORPORATION (the "Company"), desiring to afford you an opportunity to purchase ordinary shares of the Company, $.01 par value ("Ordinary Shares"), and to provide you with an added incentive as a director of the Company, has established the following terms and conditions under which it has granted you an option ("Option") under the GlobalSantaFe Corporation 2001 Long-Term Incentive Plan (the "Plan") to purchase Ordinary Shares subject to and upon the terms and conditions set forth below. This Option is a non-qualified stock option and is not subject to incentive stock option treatment under the U.S. federal Internal Revenue Code or applicable rules thereunder. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR PRIOR TO EXERCISING THIS OPTION AND PRIOR TO DISPOSING OF ANY SHARES ACQUIRED UPON SUCH EXERCISE.

1.       Specification of Date, Number of Shares, Option Price and Term.

         (a)  The date of this Option is [Date of Grant].

         (b) The number of Ordinary Shares of the Company optioned hereby is 8,000.

         (c) Subject to acceleration under Sections 2 and 5 and to adjustments under Section 7, an installment of 4,000 of the 8,000 shares optioned hereby first becomes purchasable on [Date One Year From Date of Grant], and a second installment consisting of the remaining 4,000 shares first becomes purchasable on [Date Two Years From Date of Grant].

         (d) The per share option price under this Option is $_____, subject to adjustments under Section 7.

         (e) The term of this Option commences [Date of Grant], and expires at the close of business at the Company's principal executive office on [Date of the Business Day Immediately Preceding the 10th Anniversary of Date of Grant]; upon the expiration of such term this Option shall expire and be cancelled and it may not thereafter be exercised.


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2.       Installment Provisions and Acceleration. This Option is not exercisable in any part until the earliest of the dates specified in this Section and in Section 5 below.

         The installments set forth in Section 1(c) are cumulative, so that each matured installment or any portion thereof may be exercised at any time until the expiration or prior termination of this Option.

         If a Change in Control occurs while you are a director of the Company, the shares optioned hereby shall become fully purchasable on the date of such Change in Control irrespective of the limitations described in
         Section 1(c). Your Option shall remain exercisable throughout the Option term.

         A "Change in Control" means the occurrence of any of the following events:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than an Excluded Person, of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding ordinary shares of the Company (the "Outstanding Company Ordinary Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that neither an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company nor an acquisition by an affiliate of the Company that remains under the Company's control will constitute a Change in Control; or

         (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's equityholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) Approval by the equityholders of the Company of a reorganization, merger, consolidation or similar transaction to which the Company or any affiliate is a party, in each case unless, following such reorganization, merger, consolidation or similar transaction, (A) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or similar transaction, of the Outstanding Company Ordinary Shares and


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         Outstanding Company Voting Securities, as the case may be, (B) 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the parent of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of the parent of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction, (C) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation resulting from such reorganization, merger, consolidation or similar transaction, and any Person beneficially owning, immediately prior to such reorganization, merger, consolidation or similar transaction, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (D) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, consolidation or similar transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or similar transaction; or

         (iv) Approval by the equityholders of the Company of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of the Company, or (B) any sale or other disposition (or similar transaction) (in a single transaction or series of related transactions) of (x) 50% or more of the assets or earnings power of the Company or (y) business operations which generated a majority of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been completed) of the Company and its affiliates immediately prior thereto, other than to an affiliate of the Company or to a corporation or other entity with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company, any affiliate of the Company that remains under the Company's control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity or the


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         combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets; or

         (v) Approval by the equityholders of the Company of a "merger of equals" (which for purposes of this Subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members of the board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Board shall have authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction.

         For purposes of the preceding sentence, the term "Excluded Person" shall mean and include (i) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (iii) the Company and any affiliate of the Company. Also, for purposes of the preceding sentence, the term "Board" shall mean the board of directors of the Company.

         Nothing contained in this section shall be interpreted in a way which permits you to purchase a number of shares in excess of the number of shares optioned hereby as specified in Section 1(b).

3. Method of Exercise. This Option may be exercised from time to time, in accordance with its terms, by written notice thereof signed and delivered by you or another person entitled to exercise this Option to the Corporate Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located. Such notice shall state the number of shares being purchased and shall be accompanied by the payment in full in cash of the option price for such number of shares. Such payment may also be made, in whole or in part, by the surrender of Ordinary Shares of GlobalSantaFe Corporation with a Fair Market Value equal to the amount of the required payment; provided, however, that you must have held the shares surrendered for at least six months, and provided further that the Board of Directors of GlobalSantaFe Corporation or its Compensation Committee may reject any or all shares so tendered if the shares are deemed by either of them in their discretion to be unacceptable. Promptly after receipt of such notice and payment, the Company shall issue certificates to you or such other person exercising this Option.

4. Transferability. You may not transfer this Option other than by will or by the laws of descent and distribution or, if applicable, as authorized by the following sentence, and this Option shall be exercisable during your lifetime only by you or, if applicable, by a transferee authorized by the following sentence. This Option or any portion thereof may be transferred by you to (i) your spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for your exclusive benefit and/or the exclusive benefit of Immediate Family Members, (iii) a partnership in which you and/or Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, decree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a "Domestic Relations



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         Order"), or (v) such other transferee as may be approved by the
         Compensation Committee of the Company's Board of Directors in its sole and absolute discretion; provided, however, that (x) the Board of Directors of the Company and its Compensation Committee each reserves the right to prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of this Option or any portion thereof are prohibited except those to or by you in accordance with this Section, by will or the laws of descent and distribution, or pursuant to a Domestic Relations Order. Following any transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and any and all references to you in this Notice shall be deemed to refer to the transferee; provided, however, that any and all references to service as a director or events of termination of service as a director shall continue to mean your service as a director or events of termination of your service as a director, and following any such event the options shall be exercisable by the transferee only to the extent and for the periods specified in this Notice. Each transfer shall be effected by written notice thereof duly signed and delivered by the transferor to the Corporate Secretary of the Company at its principal executive office in Houston, Texas, or as it may hereafter be located. Such notice shall state the name and address of the transferee, the amount of this Option being transferred, and such other information as may be requested by the Corporate Secretary. The person or persons entitled to exercise this Option shall be that person or those persons appearing on the registry books of the Company as the owner or owners of this Option, and the Company may treat the person or persons in whose name or names this Option is registered as the owner or owners of this Option for all purposes. The Company shall have no obligation to, or liability for any failure to, notify you or any transferee of any termination of this Option at or prior to its normal expiration date or of any event that will or might result in such termination.

5. Termination of Service as a Director. If your service as a director of the Company is terminated by reason of your death, disability or ineligibility for reelection under the provisions of the Company's Articles of Association regarding age ("retirement"), or your service as a director of the Company is terminated by the Company's shareholders other than for cause (to mean acts of misconduct harmful to the Company, inadequate performance or incompetence), or your service as a director of the Company is terminated due to a failure to nominate you for reelection as a director other than for cause, this Option will immediately become exercisable as to the full number of shares optioned hereby as specified in Section 1(b), to the extent not previously exercised, and will remain exercisable as to said full number of shares until the expiration of the term of this Option; provided, however, that if the foregoing acceleration provision becomes operative during the six-month period immediately following the date of this Option, then this Option shall immediately become exercisable as to said full number of shares upon the expiration of said six-month period and remain exercisable until the expiration of the term of this Option. In any other case of termination of your service as a director, including without limitation termination by the Company's shareholders for cause, or due to a failure to nominate you for reelection for cause, or due to your resignation or decision not to stand for reelection, this Option shall remain exercisable, only to the extent exercisable at the date of such termination, for three months after termination of service as a director, said period in any event not to extend beyond the expiration of the term of this Option. Upon expiration of the foregoing periods, this Option shall expire, terminate and be cancelled in all respects. At the time your service as a director of the Company terminates, this Option shall expire, terminate and be cancelled in all respects as to all shares other than the shares as to which this Option can be exercised at the time of or as a result of such termination.



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         Anything to the contrary in these Terms and Conditions notwithstanding, if your service as a director of the Company terminates and such termination does not and will not result in acceleration of the vesting of all unvested installments of this Option, any unvested installment of this Option that would have vested within the 15 days following the day of such termination will be deemed to have vested on the day immediately preceding the day of such termination.

6. Death, Disability or Retirement. In the event of your death, disability or retirement, you or your legal representative or representatives, or the person or persons entitled to do so under your last will and testament or under applicable intestate laws, shall have the right to exercise this Option, to the extent not previously exercised, as to the lesser of the full number of shares optioned hereby as specified in
         Section 1(b) hereof or such lesser number of shares as shall have resulted from the operation of Section 5. For purposes of Section 5 and this Section 6, the term "disability" shall mean a physical or mental condition which totally and permanently prevents you from continuing to serve as a director, as reasonably determined in good faith by the Compensation Committee of the Board of Directors of GlobalSantaFe Corporation.

7. Adjustments. If outstanding shares of the class then subject to this Option are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then there shall be substituted for each share then subject to the unexercised portion of this Option the number and class of shares or securities into or for which each outstanding share of the class subject to this Option shall be so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to the unexercised portion of this Option, but with a corresponding adjustment in the purchase price per share. Such adjustments shall become effective on the effective date of any such transaction; except that in the event of a stock dividend or of a stock split effected by means of a stock dividend or distribution, such adjustments shall become effective immediately after the record date therefor.

         Upon a dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property of the Company ("Terminating Transactions"), this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Plan or the substitution for such options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the person then entitled to exercise any unexercised portions of this Option shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise this Option to the extent not theretofore exercised.

         Adjustments under this Section 7 shall be made by the Company's Board of Directors whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option or in connection with any such adjustment.


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8.       Limitation. You or any other person entitled to exercise this Option shall be entitled to the privileges of stock ownership in respect of shares subject to this Option only when such shares have been issued and delivered as fully paid shares upon exercise of this Option in accordance with its terms.

9. Requirements of Law and of Stock Exchanges. The issuance of shares upon the exercise of this Option shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, the Company shall not be required to issue or deliver any certificate or certificates for such purchase upon exercise of this Option prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed.

         By accepting this Option, you represent and agree for yourself and your transferees by will or by the laws of descent and distribution or otherwise that unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, any and all shares so purchased shall be acquired for investment and not for sale or distribution and each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired by good faith for investment and not for sale or distribution. In the event the Company's legal counsel shall, at the Company's request, advise it that registration under the Securities Act of 1933 of the shares as to which this Option is at the time being exercised is required prior to issuance thereof, the Company shall not be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.

10. GlobalSantaFe Corporation 2001 Long-Term Incentive Plan. This Option is subject to, and the Company and you are bound by, all of the terms and conditions of the GlobalSantaFe Corporation 2001 Long-Term Incentive Plan as the same may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive you, without your consent, of this Option or any rights hereunder. The Board of Directors of the Company or its Committee established for such purposes is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper. A copy of the Plan in its present form is available for inspection at the Company's principal executive office during business hours by you or any other persons entitled to exercise this Option.

11. Definition of Certain Terms. Capitalized terms used in this Notice and not defined herein are used as they are used in the GlobalSantaFe Corporation 2001 Long-Term Incentive Plan as the same shall have been amended from time to time. The term "you," and related terms such as "your" used in this document refer to the individual whose name appears in the heading on the first page of this document.




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